EXHIBIT 99.1

                                                                                                       News Release

                Linda McNeill, Investor Relations
                (713) 267-7622

BRISTOW GROUP REPORTS FINANCIAL RESULTS
FOR THE FISCAL YEAR AND QUARTER ENDED MARCH 31, 2008

  Record revenue for the fiscal year of over $1 billion
  Record levels of operating income, income from continuing operations, net income and earnings per share
HOUSTON, May 21, 2008 – Bristow Group Inc. (NYSE: BRS) today reported financial results for its fiscal year and quarter ended March 31, 2008.

Highlights include:

For the fiscal year ended March 31, 2008:

▪	Bristow’s results were the best ever in the Company’s history for revenue, operating income, income from continuing operations, net income and earnings per share.

▪
Revenue increased 20% to $1.0 billion versus the fiscal year ended March 31, 2007.  Revenue gains occurred primarily in our Europe, West Africa, Southeast Asia and South and Central America business units.  The strong results were primarily driven by increases in rates for helicopter services, increased demand for helicopter services from our existing customers and the addition of new aircraft, as well as the contribution from Bristow Academy.

▪
Operating income increased 34% to $148.7 million from $111.1 million for the fiscal year ended March 31, 2007, and operating margin improved to 14.7% versus 13.2%.  Both operating income and margins benefited primarily from higher helicopter services rates in addition to the items discussed below.

▪
Net income increased 40% to $104.0 million from $74.2 million for the fiscal year ended March 31, 2007.  Included in net income for the fiscal year ended March 31, 2008 was the previously announced loss of $5.3 million ($0.17 per diluted share) on the sale of our Grasso business in November 2007, which is presented as discontinued operations.

▪	Diluted earnings per share from continuing operations increased 34% to $3.53 from $2.64, while diluted earnings per share on net earnings increased to $3.41 from $2.74.

▪
Diluted earnings per share for the fiscal years ended March 31, 2008 and 2007 reflected the assumed conversion of the Company’s Mandatory Convertible Preferred Stock, which added approximately 6.5 million and 3.4 million shares, respectively, to our weighted-average diluted shares.

▪	The fiscal year ended March 31, 2008 included the following items:

o
Costs in our Other International business unit related to a claim by a former agent whom we terminated in connection with the Internal Review, that decreased operating income by $5.0 million, income from continuing operations by $3.3 million and diluted earnings per share by $0.11.

o
Retirement related expenses for two of our corporate officers that decreased operating income by $1.9 million ($1.1 million recorded in our North America business unit, $0.3 million in our South and Central America business unit and $0.5 million in our corporate results), income from continuing operations by $1.2 million and diluted earnings per share by $0.04.

o	Tax items that increased operating income by $8.3 million, income from continuing operations by $11.4 million and diluted earnings per share by $0.37. These tax items included:

-
A reversal of accruals for sales tax contingency and employee taxes in West Africa of $5.4 million and $1.3 million, respectively, and a reversal of accruals for employee taxes in Europe of $1.6 million, which are included in direct cost in our consolidated statement of income.

-
A $6.0 million reduction in our provision for income taxes resulting from a benefit of $2.5 million associated with the reduction in the corporate income tax rate in the U.K., and a benefit of $3.5 million associated with an internal reorganization completed during the fiscal year ended March 31, 2008.

For the March 2008 quarter:

▪
Revenue increased 20% to $260.3 million versus the March 2007 quarter.  Revenue gains occurred primarily in our Europe, West Africa and Southeast Asia business units, driven in large part by increases in rates for helicopter services, increased demand for helicopter services from our existing customers and the addition of new aircraft, as well as the contribution from Bristow Academy.

▪
Operating income increased 5% to $33.5 million from $31.8 million in the March 2007 quarter, but operating margin decreased to 12.9% versus 14.7%.  The decrease in operating margin was primarily the result of increased costs incurred in the March 2008 quarter associated with the items discussed below.

▪	Net income of $27.2 million was relatively unchanged from net income of $27.4 million for the March 2007 quarter.

▪	Diluted earnings per share from continuing operations decreased to $0.86 from $0.89, while diluted earnings per share on net earnings decreased to $0.89 from $0.91 for the March 2007 quarter.

▪	The March 2008 quarter included the following items:

o
Costs in our Other International business unit related to a claim by a former agent whom we terminated in connection with the Internal Review, that decreased operating income by $4.5 million, net income by $2.9 million and diluted earnings per share by $0.10.

o
A $4.5 million decrease in equity in earnings from Norsk, our unconsolidated affiliate in Norway, resulting from a decrease in operating results ($1.2 million) and the impact of changes in estimates in the March 2008 quarter ($3.3 million).  The changes in estimates related to compensation, maintenance, customer billing and tax items.  The lower level of equity earnings from Norsk decreased income from continuing operations by $2.9 million and diluted earnings per share by $0.10.

o
Retirement related expenses for two of our corporate officers that decreased operating income by $1.9 million ($1.1 million recorded in our North America business unit, $0.3 million in our South and Central America business unit and $0.5 million in our corporate results), income from continuing operations by $1.2 million and diluted earnings per share by $0.04.

o	Tax items that increased operating income by $2.9 million, net income by $7.9 million and diluted earnings per share by $0.26. These tax items included:

-	A reversal of accruals for employee taxes in West Africa of $1.3 million and Europe of $1.6 million, which are included in direct cost in our consolidated statement of income.

-	A $6.0 million reduction in our provision for income taxes (see the discussion of the results for the fiscal year ended March 31, 2008 above).

Capital and Liquidity:

▪	The March 31, 2008 consolidated balance sheet reflected $967.4 million in stockholders’ investment and $606.2 million of indebtedness.

▪	At the end of fiscal 2008, we had $290.1 million in cash and an undrawn $100 million revolving credit facility.

▪
During the fiscal year ended March 31, 2008, we generated $87.6 million of cash from operating activities, $344.7 million in net proceeds from the issuance of 7 ½% senior notes, $26.6 million of cash from asset dispositions and $22.0 million in net cash from the sale of Grasso.

▪	We used $338.0 million for capital expenditures – primarily for aircraft – and $14.6 million for the Bristow Academy acquisitions (net of cash acquired).

▪	Aircraft purchase commitments totaled $349.3 million for 35 aircraft, with options totaling $802.4 million for 50 aircraft as of March 31, 2008.

“Fiscal 2008 was a year of tremendous achievement and progress for our Company,” said William E. Chiles, President and Chief Executive Officer of Bristow Group Inc.  “We surpassed the $1 billion mark in revenues for the first time in our history – up 20 percent from fiscal 2007.  Our operating income was up by a third, net income increased by 40 percent, and our total-Company operating margin expanded from 13.2% to 14.7% year over year.

“These results reflect continuing strong demand from our customers in the face of a tightening market for helicopter services.  They also reflect the healthy rate increases we were able to achieve throughout the year in West Africa, the North Sea and other important markets, which moves us closer to our goal of stronger revenues and margins across all our geographic regions.

“We continued to upgrade and expand our helicopter fleet during fiscal 2008 to meet the increased demand, with the delivery of 22 new medium and large helicopters.  We intend to continue growing our business in fiscal 2009, and our strong balance sheet provides us with the financial flexibility to execute our growth plans,” Chiles said.

CONFERENCE CALL

Management will conduct a conference call starting at 10:00 a.m. EDT (9:00 a.m. CDT) on Thursday, May 22, 2008, to review financial results for the fiscal year and quarter ended March 31, 2008.  The conference call can be accessed as follows:

Via Webcast:
▪	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com
▪	Live: Click on the link for “Q4 2008 Bristow Group Inc. Earnings Conference Call”
▪	Replay: A replay via webcast will be available approximately one hour after the call’s completion

Via Telephone within the U.S.:
▪	Live: Dial toll free (800) 240-6709
▪	Replay: A telephone replay will be available through Saturday, June 7, by dialing toll free (800) 405-2236, passcode: 11113906#

Via Telephone outside the U.S.:
▪	Live: Dial (303) 262-2130
▪	Replay: A telephone replay will be available through Saturday, June 7, by dialing (303) 590-3000, passcode: 11113906#

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading provider of helicopter services to the worldwide offshore energy industry based on the number of aircraft operated.  Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in most of the major offshore oil and gas producing regions of the world, including in the North Sea, the U.S. Gulf of Mexico, Nigeria and Australia.  For more information, visit the Company’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding revenue, margins and the addition of new aircraft to our fleet.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2008.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

 (financial tables follow)

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2007	2008	2007	2008
Gross revenue:
Operating revenue from non-affiliates	$178,931	$226,331	$709,254	$868,929
Operating revenue from affiliates	13,759	11,218	48,170	49,806
Reimbursable revenue from non-affiliates	21,450	21,250	80,244	87,325
Reimbursable revenue from affiliates	2,537	1,486	5,927	6,704
	216,677	260,285	843,595	1,012,764
Operating expense:
Direct cost	139,387	159,911	548,364	635,327
Reimbursable expense	23,247	22,519	85,938	91,106
Depreciation and amortization	10,517	18,013	42,459	54,140
General and administrative	16,659	31,815	66,321	92,833
Gain on disposal of assets	(4,909)	(5,469)	(10,615)	(9,390)
	184,901	226,789	732,467	864,016
Operating income	31,776	33,496	111,128	148,748
Earnings from unconsolidated affiliates, net of losses	6,030	1,745	11,423	12,978
Interest income	2,689	2,944	8,716	12,725
Interest expense	(2,294)	(7,644)	(10,940)	(23,779)
Other income (expense), net	2,321	(190)	(8,998)	1,585
Income from continuing operations before provision for income taxes and minority interest	40,522	30,351	111,329	152,257
Provision for income taxes	(13,391)	(4,491)	(38,781)	(44,526)
Minority interest	(151)	475	(1,200)	83
Income from continuing operations	26,980	26,335	71,348	107,814
Discontinued operations:
Income from discontinued operations before provision for income taxes	688	1,032	4,409	1,722
Provision for income taxes on discontinued operations	(251)	(145)	(1,585)	(5,544)
Income (loss) from discontinued operations	437	887	2,824	(3,822)
Net income	27,417	27,222	74,172	103,992
Preferred stock dividends	(3,162)	(3,163)	(6,633)	(12,650)
Net income available to common stockholders	$24,255	$24,059	$67,539	$91,342
Basic earnings per common share:
Earnings from continuing operations	$1.01	$0.97	$2.75	$4.00
Earnings (loss) from discontinued operations	0.02	0.04	0.12	(0.16)
Net earnings	$1.03	$1.01	$2.87	$3.84
Diluted earnings per common share:
Earnings from continuing operations	$0.89	$0.86	$2.64	$3.53
Earnings (loss) from discontinued operations	0.02	0.03	0.10	(0.12)
Net earnings	$0.91	$0.89	$2.74	$3.41

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2007	March 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$184,188	$290,050
Accounts receivable from non-affiliates	147,608	204,599
Accounts receivable from affiliates	17,199	11,316
Inventories	157,563	176,239
Prepaid expenses and other	17,387	24,177
Current assets from discontinued operations	12,029	—
Total current assets	535,974	706,381
Investment in unconsolidated affiliates	46,828	52,467
Property and equipment – at cost:
Land and buildings	51,785	60,056
Aircraft and equipment	1,139,781	1,428,996
	1,191,566	1,489,052
Less – Accumulated depreciation and amortization	(300,045)	(316,514)
	891,521	1,172,538
Goodwill	6,630	15,676
Other assets	10,725	30,293
Long-term assets from discontinued operations	14,125	—
	$1,505,803	$1,977,355

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$40,459	$49,650
Accrued wages, benefits and related taxes	36,390	35,523
Income taxes payable	3,412	5,862
Other accrued taxes	9,042	1,589
Deferred revenues	16,283	15,415
Accrued maintenance and repairs	12,309	13,250
Accrued interest	4,511	5,656
Other accrued liabilities	17,151	22,235
Deferred taxes	17,611	9,238
Short-term borrowings and current maturities of long-term debt	4,852	6,541
Current liabilities from discontinued operations	5,948	—
Total current liabilities	167,968	164,959
Long-term debt, less current maturities	254,230	599,677
Accrued pension liabilities	113,069	134,156
Other liabilities and deferred credits	17,345	14,805
Deferred taxes	76,089	91,747
Minority interest	5,445	4,570
Commitments and contingencies
Stockholders’ investment:
5.50% mandatory convertible preferred stock	222,554	222,554
Common stock	236	239
Additional paid-in capital	169,353	186,390
Retained earnings	515,589	606,931
Accumulated other comprehensive loss	(36,075)	(48,673)
	871,657	967,441
	$1,505,803	$1,977,355

BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2007	2008	2007	2008
Flight hours (excludes Bristow Academy and unconsolidated affiliates):
North America	34,304	33,250	152,803	147,802
South and Central America	9,528	7,845	38,417	40,439
Europe	10,605	10,403	42,377	44,343
West Africa	8,329	9,561	36,124	38,170
Southeast Asia	3,340	4,451	12,668	16,029
Other International	2,199	1,886	9,318	8,730
Consolidated total	68,305	67,396	291,707	295,513

Gross revenue:
North America	$56,311	$57,393	$239,978	$237,658
South and Central America	13,498	14,400	52,820	63,863
Europe	79,368	89,828	297,934	361,744
West Africa	33,133	45,401	131,141	170,770
Southeast Asia	20,557	34,849	73,404	111,117
Other International	13,404	12,143	46,005	47,518
EH Centralized Operations	3,468	4,991	13,896	22,366
Bristow Academy	—	4,571	—	14,787
Intrasegment eliminations	(3,563)	(3,390)	(12,058)	(17,195)
Corporate	501	99	475	136
Consolidated total	$216,677	$260,285	$843,595	$1,012,764

Operating income (loss):
North America	$6,964	$4,101	$29,210	$32,559
South and Central America	4,484	2,462	15,825	14,852
Europe	15,642	20,183	52,819	77,348
West Africa	5,779	6,633	18,798	31,941
Southeast Asia	4,695	8,044	13,370	23,754
Other International	2,380	(5,041)	9,309	(283)
EH Centralized Operations	(6,964)	539	(13,580)	(13,391)
Bristow Academy	—	(197)	—	(809)
Gain on disposal of assets	4,909	5,469	10,615	9,390
Corporate	(6,113)	(8,697)	(25,238)	(26,613)
Consolidated total	$31,776	$33,496	$111,128	$148,748

Operating margin:
North America	12.4%	7.1%	12.2%	13.7%
South and Central America	33.2%	17.1%	30.0%	23.3%
Europe	19.7%	22.5%	17.7%	21.4%
West Africa	17.4%	14.6%	14.3%	18.7%
Southeast Asia	22.8%	23.1%	18.2%	21.4%
Other International	17.8%	(41.5)%	20.2%	(0.6)%
Bristow Academy	N/A	(4.3)%	N/A	(5.5)%
Consolidated total	14.7%	12.9%	13.2%	14.7%